SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 7, 2008

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-131875	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 7, 2008, Zion Oil & Gas, Inc. (the “Company”) announced updated information regarding the status and importation into Israel of the drilling rig and crews which were contracted for with Aladdin Middle East Ltd. (“AME”) on September 12, 2008. Under the terms of the contract AME committed to provide a completely refurbished and updated 2,000 horsepower rig and crews to drill Zion’s planned Ma’anit-Rehoboth #2 well ‘directionally’ to below 18,000 feet.

AME has advised Zion that the drilling rig refurbishment has been successfully completed and that the rig stands ready in Ankara, Turkey. AME have started the process of obtaining Israeli work permits for their crews, however, due to the relevant government office in Israel having been closed for most of October, the workers' permitting process was delayed. It is now anticipated that the rig will be shipped out of Turkey in January 2009.

The Company has recently received positive notifications on almost all of the required Israeli permits (other than crew work permits) related to the Ma’anit-Rehoboth #2 well and is now working on the location site to prepare it for the arrival of the rig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: November 7, 2008	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer